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                                                                     EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


Subsidiary                               State of Incorporation
----------                               ----------------------

RCTR, Inc.                               Delaware

Ryder Truck Rental-One Way, Inc.         Delaware

Ryder Move Management, Inc.              Oregon

Ryder Relocation Services, Inc.          Florida

The Move Shop, Inc.                      Florida